Exhibit 5.1

February 13, 2004

Alfacell Corporation
225 Belleville Avenue
Bloomfield, New Jersey 07003

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      You have requested our opinion with respect to the registration by Alfacell Corporation, a Delaware corporation (the "Company") pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, of an aggregate of 8,500,000 shares of the Company's authorized and unissued common stock, $.001 par value per share (the "Common Shares"), issuable as awards, which have been or may be granted pursuant to written award agreements under the Company's 2004 Stock Incentive Plan (the "Plan").

      We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purpose of the opinions set forth below.

      In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

      Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

      Based upon the foregoing, it is our opinion that the Common Shares have been duly authorized and upon issuance, delivery and payment therefore in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The foregoing opinion is being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.


                                        /s/ DORSEY & WHITNEY LLP
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                                        Dorsey & Whitney LLP


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